UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2016

BankGuam Holding Company

(Exact name of registrant as specified in its charter)

Guam	000-54483	66-0770448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box BW Hagatna, Guam	96932
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (671) 472-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement

On September 15, 2016, BankGuam Holding Company (the “Company”) will be offering a private placement of securities for the issuance and sale of an aggregate of 10,000 shares of its new Series A Non-Cumulative Perpetual Preferred Stock, par value $1000.00 per share (the “Series A Preferred Stock”) with various accredited and a limited number of non-accredited investors for total proceeds of $10 million (the “Offering”). The Offering will expire on December 31, 2016.

The terms of the Series A Preferred Stock are provided at the Company’s Form 8-K filed on August 26, 2016 under Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year and incorporated herein by reference into this Item 1.01. Each subscriber can purchase a minimum number of Series A Preferred Stock equivalent to at least $250,000 (250 shares). The Offering agreement also contains customary warranties, representations and indemnification provisions.

The Company intends to use the proceeds from this transaction to liquidate subordinated debt and for other corporate purposes.

The securities to be issued in the Offering will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and sales will be made pursuant to the exemptions from registration provided by Rule 506(b) of Regulation D (“Reg. D”) promulgated under the Securities Act.

The foregoing description of the terms and conditions of the Private Placement Subscription Agreement is only a summary and is qualified in its entirety by the full text of such documents, the form of which is filed as Exhibit 10.1, hereto.

Item 2.03. Creation of a Direct Financial Obligation

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sale of Equity Securities

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Form of Private Placement Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2016	BANKGUAM HOLDING COMPANY

	By:	/s/ LOURDES A. LEON GUERRERO
Lourdes A. Leon Guerrero,
President and Chief Executive Officer